                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 21, 1999

                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     TEXAS
                 (State or Other Jurisdiction of Incorporation)


         1-11602                                    76-0273345
  (Commission File No.)                (I.R.S. Employer Identification No.)


                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                  512/339-5020
              (Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets


     On October 25, 1999, SI Diamond Technology, Inc. ("SI Diamond"), a Texas corporation, announced that it had sold its domain name, www.diamond.com (the "Domain Name"), to Diamond.com, LLC, ("Diamond.com") pursuant to an Asset Purchase Agreement (the "Agreement"). The Agreement also provides that Diamond.com will provide a link to SI Diamond's Internet web site at its new domain name, www.carbontech.net.

         The Agreement provides for a cash payment of $150,000 and a note receivable in the amount of $100,000, which note shall be paid to SI Diamond over a six month period. Additionally, SI Diamond's subsidiary, Field Emission Picture Element Technology, Inc. ("FEPET") received a 10% ownership interest in Diamond.com. In the event the Domain Name is subsequently sold by Diamond.com to a third party, FEPET will receive the greater of: (i) 10% of the profits generated from such sale or (ii) a certain amount ranging from $750,000 if sold within 12 months of the date of the Agreement to $1,050,000 if sold after the 37th month of the date of the Agreement.

Item 7. Financial Statements and Exhibits.

     (b) Pro forma financial information:

     Not Applicable


     (c) Exhibits:


     10.1 Asset Purchase Agreement, dated as of October 21, 1999, by and between the Registrant and Diamond.com, LLC.

     99.1 News Release, " SI Diamond Sells Domain name - Diamond.com" October 25, 1999.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         SI DIAMOND TECHNOLOGY, INC.



October 28, 1999                         By: /s/ Douglas P. Baker
                                             ----------------------------------
                                                    Douglas P. Baker
                                                   Vice President and
                                                 Chief Financial Officer